UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

REXFORD INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11620 Wilshire Boulevard, Suite 1000 Los Angeles California	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (310) 966-1680

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series A Cumulative Redeemable Preferred Stock	REXR-PA	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	OTHER EVENTS

The following discussion provides information with respect to certain recent developments of Rexford Industrial Realty, Inc. (the “Company”). Unless otherwise expressly stated or the context otherwise requires, “we,” “us” and “our” refer collectively to the Company, Rexford Industrial Realty, L.P. and the Company’s other subsidiaries.

As of May 24, 2021, during the second quarter of 2021, we have completed acquisitions of five industrial properties, comprised of an aggregate of 144,761 square feet, for an aggregate purchase price of approximately $65.5 million. During the same period we have completed the disposition of one industrial property comprised of 29,730 square feet, for a price of approximately $8.2 million.

As of May 24, 2021, during the second quarter of 2021, we entered into a forward sale agreement with a financial institution acting as a forward purchaser under the Company’s $750 million at-the-market equity program with respect to 282,270 shares of our common stock at an initial forward sale price of $55.36 per share. We did not receive any proceeds from the sale of shares of common stock by the forward purchaser (or its affiliate). We currently expect to physically settle the forward sale agreement and receive cash proceeds upon one or more settlement dates, at our discretion, prior to the final settlement date on April 28, 2022, at which time we expect to receive aggregate net cash proceeds at settlement equal to $15.4 million before adjustments under the forward sale agreement. The forward sale price that we expect to receive upon physical settlement of the agreement will be subject to adjustment for (i) a floating interest rate factor equal to a specified daily rate less a spread, (ii) the forward purchaser’s stock borrowing costs and (iii) scheduled dividends during the term of the agreement. We have not settled any portion of this forward sale agreement as of May 24, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.

Date: May 24, 2021	/s/ Michael S. Frankel
Michael S. Frankel
Co-Chief Executive Officer
(Principal Executive Officer)

Rexford Industrial Realty, Inc.

Date: May 24, 2021	/s/ Howard Schwimmer
Howard Schwimmer
Co-Chief Executive Officer
(Principal Executive Officer)